UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

______________

Issuer Direct Corporation
(Exact name of registrant as specified in its charter)

______________

Delaware	1-10185	26-1331503
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Perimeter Park Drive Suite D, Morrisville, North Carolina 27560
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 481-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Grant

On April 2, 2012, Issuer Direct Corporation (the “Company”) approved a grant of 40,000 “restricted” shares of the Company’s common stock (“Common Stock”) to its executive officers.

Specifically, each of (i) Brian R. Balbirnie, its Chief Executive Officer and a member of the Company’s Board of Directors, and (ii) Wesley Pollard, its Chief Financial Officer and also a member of the Board of Directors, was granted 20,000 shares of the Company’s Common Stock pursuant the terms of a Restricted Stock Award Agreement, which is attached hereto in its entirety as Exhibit 99.1 (the “Award Agreement”).

Each of the grants will vest quarterly on a pro rata basis from the date of the grant and will accelerate in the event of a Corporate Transaction, as such term is defined in the Award Agreement.  In the event a grantee’s relationship with the Company is terminated for any reason, vesting will immediately cease.

Item 9.01 — Financial Statements and Exhibits

 (d) Exhibits:

99.1	Form of Restricted Stock Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Issuer Direct Corporation

By:	/s/ Brian R. Balbirnie
Brian R. Balbirnie
Chief Executive Officer

Date: April 6, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1	Form of Restricted Stock Award Agreement.